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                                                                     Exhibit 1.3

                             BELL, BOYD & LLOYD LLC
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         70 West Madison Street Suite 3100 . Chicago, Illinois 60602-4207
                         312.372.1121 . Fax 312.827.8000

                                November 21, 2005

     As counsel for Nuveen Equity Premium and Growth Fund (the "Registrant"), we consent to the incorporation by reference of our opinion, filed with Pre-effective Amendment No. 1 to the Registrant's Registration Statement on Form N-2 (File No. 333-128545 and 811-218091) on October 25, 2005.

     In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                      Very truly yours,

                                                      /s/ Bell, Boyd & Lloyd LLC

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                              chicago . washington